Consent of Sandler, O'Neill & Partners, L.P.
                Interwest's Financial Advisors
                          Exhibit 23.7

                     CONSENT OF FINANCIAL ADVISORS


                                                     SANDLER O'NEILL


Board of Directors
InterWest Bancorp, Inc.

We hereby consent to the inclusion of our opinion as Appendix C to the Prospectus/Joint Proxy Statement filed as part of the Registration Statement on Form S-4 (Reg. No. 333-2452) of InterWest Bancorp, Inc. and to the references to our firm as financial advisor to InterWest Bancorp, Inc. and to our opinion contained in said Prospectus/Joint Proxy Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 of the rules and regulations of the Securities and Exchange Commission.


                                          /s/ Sandler O'Neill & Partners, L.P.
                                          ------------------------------------
                                              Sandler O'Neill & Partners, L.P.


April 29, 1996

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